Exhibit 10.15

C&J ENERGY SERVICES

2015 LONG TERM INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

(Non-Employee Directors)

C&J Energy Services Ltd. (the “Company”), a Bermuda exempted company, hereby awards to you (the “Grantee”), as of the date set forth on your Bank of America Merrill Lynch online equity award account (the “Date of Grant”), an award of restricted shares (the “Award”), consisting of the number of Shares set forth on your Bank of America Merrill Lynch online equity award account for that date (the “Restricted Shares”), pursuant to the C&J Energy Services 2015 Long Term Incentive Plan, as may be amended from time to time (the “Plan”). The Award is subject to the terms of this Restricted Share Agreement (this “Agreement”) and the Plan. The Restricted Shares granted hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Date of Grant, pursuant to the terms herein, and shall be subject to the execution and return of this Agreement by the Grantee through the electronic signature and/or web-based approval and notice process authorized by the Company. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

The terms and conditions of the Restricted Shares granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1. No Right to Continued Director Status

Nothing contained in this Agreement shall confer upon the Grantee the right to the continuation of his or her Director status, or to interfere with the right of the Company to terminate the Grantee’s Business Relationship (as defined in Section 8) at any time.

2. Vesting

All Restricted Shares are fully vested as of the Date of Grant.

3. Restrictions on Transfer; Forfeiture; Effect of Termination of Service

(a) Subject to Sections 3(b) and 3(c) of this Agreement, the Restricted Shares subject to this Award may not be sold, transferred, assigned or otherwise disposed of, and may not be pledged or otherwise hypothecated (the “Transfer Restrictions”) and remain subject to forfeiture as described in Section 3(c) below through such time as the Transfer Restrictions lapse as set forth below in this Section 3. The Transfer Restrictions with respect to the Restricted Shares subject to this Award shall lapse as follows:

(i)	[ ] of such Restricted Shares on [ ];

(ii)	[ ] of such Restricted Shares on [ ]; and

(iii)	[ ] of such Restricted Shares on [ ].

(b) The foregoing Transfer Restrictions shall not prohibit the sale, transfer or other disposition of such Restricted Shares pursuant to a definitive agreement executed by the Company in connection with a Corporate Transaction.

(c) In the event of the Grantee’s Termination (other than for Cause), including in the event of the Grantee’s Disability or death, or as a result of Grantee resigning as a Director or not being re-elected to serve as a Director, in each case, prior to the Transfer Restrictions lapsing, all Restricted Shares that remain subject to such Transfer Restrictions shall be purchased by the Company (subject to the requirements of Bermuda law), for an aggregate of $1.00 (U.S.) and shall be treated as cancelled by the Company. For the avoidance of doubt, Restricted Shares purchased by the Company shall be deemed to be forfeited by the Grantee. In the event the Grantee’s Termination is for Cause, all Restricted Shares that remain subject to Transfer Restrictions as of the date of Termination shall be returned to or cancelled by the Company, and shall be deemed to have been forfeited by the Grantee.

4. Escrow, Delivery of Shares and Restrictive Legend

(a) Certificates or evidence of book-entry Shares representing the Restricted Shares shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or nominee as set forth herein, subject to the Grantee’s delivery of any document which the Committee or Company may, in its discretion, require as a condition to the delivery of Shares to the Grantee or his or her estate, including, but not limited to delivery of a share power, duly endorsed in blank, relating to the Restricted Shares.

(b) Certificates or evidence of book-entry Shares representing the Restricted Shares for which the Transfer Restrictions have lapsed pursuant to Section 3 of this Agreement will be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request.

(c) The certificates, if any, representing the Restricted Shares acquired pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange unless an exemption to such registration or qualification is available and satisfied. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5. Rights as Shareholder

Upon the issuance and delivery of the Restricted Shares to the Grantee and the entry of the Grantee’s name as a shareholder of record on the books of the Company, the Grantee shall be, unless and until such Restricted Shares are forfeited pursuant to Section 2 of this Agreement or sold or otherwise disposed of pursuant to Section 3 of this Agreement, entitled to all rights of a common shareholder of the Company, including, without limitation, the right to vote such Restricted Shares and the right to receive all dividends or other distributions paid or made with respect thereto; provided, however, that any cash dividends or distributions declared or paid on the Restricted Shares by the Company shall be deferred and paid to the Grantee at the same time as the Restricted Shares in respect of which such dividends or distributions were made vest pursuant to this Agreement; provided, further, that and any Shares distributed as a dividend or otherwise with respect of any Restricted Shares shall be subject to the same Vesting Schedule and be subject to the same Transfer Restrictions, and evidenced in the same manner, as such Restricted Shares.

6. Taxation

The Grantee understands that, unless a timely election is made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), when the Restricted Shares are no longer subject to a substantial risk of forfeiture, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the Shares, determined as of the date on which the Restricted Shares are no longer subject to a substantial risk of forfeiture. The acceptance of the Shares by the Grantee shall constitute an agreement by the Grantee to report such income in accordance with then applicable law and to cooperate with the Company and its Subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its Subsidiaries for its income tax purposes.

The Grantee is responsible for all tax obligations that arise in connection with the Restricted Shares. The Grantee hereby acknowledges that, with respect to the grant of Restricted Shares pursuant to this Award, he or she may file an election with the Internal Revenue Service, within 30 days of the Date of Grant, under Section 83(b) of the Code to be taxed on the Fair Market Value of the Restricted Shares as of the Date of Grant. The Grantee will seek the advice of his own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of his Award under Federal, state, and any other laws that may be applicable. The Company and its agents have not and are not providing any tax advice to the Grantee.

7. Securities Laws

Upon the acquisition of the Restricted Shares, the Grantee will make such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with securities laws or with this Agreement. The obligation of the Company to issue and deliver the Restricted Shares granted hereunder shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required. The Grantee hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Grantee pursuant to this Agreement in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, or any other Federal, state or local law, or the laws of any other country.

8. Service Relationship

For purposes of this Agreement, the Grantee shall be considered to be in the service of the Company as long as the Grantee remains a Director of the Company or a corporation or a parent or subsidiary of such corporation assuming or substituting a new award for this Award (“Business Relationship”). Any question as to whether and when there has been a Termination of such service, and the cause of such Termination, shall be determined by the Committee and its determination shall be final.

9. Notices

Unless otherwise provided herein, any notices or other communication given or made pursuant to this Agreement or the Plan shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date the delivering party receives confirmation, if delivered by facsimile to the number indicated or by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one (1) business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed (a) if to the Company, to the Company’s Legal Department and (b) if to the Grantee, at the most recent address, facsimile number or email contained in the Company’s records.

10. Agreement Subject to Plan and Applicable Law

This Award is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Award inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Award and other Awards granted under the Plan.

This Award shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Delaware has a substantial relationship to the parties and transaction reflected herein and, in signing below, the Grantee acknowledges and agrees that there is a reasonable basis for the choice of Delaware law, as Delaware law is known to the parties and well-developed with respect to the subject matters of this Agreement. The designation of Delaware law and the interpretation and application of this Agreement consistent with principles of Delaware law assures uniformity, certainty and predictability in the application of the Agreement and the Plan through which the Award is granted. The Grantee hereby consents to personal jurisdiction in any action brought in any court, Federal or state, within the State of Texas having subject matter jurisdiction in the matter.

11. Headings and Capitalized Terms

Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.

12. Severability and Reformation

If any provision of this Agreement (or part thereof) shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof (or parts thereof), as such unenforceable provision (or part thereof) shall be severable and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

13. Binding Effect

This Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

14. Entire Agreement

This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof, except to the extent that the Plan may be considered to address the subject matter hereof. If there is any conflict between this Agreement and the Plan, then the applicable terms of the Plan shall govern.

15. Waiver

Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.